Exhibit 99.1









                          AGREEMENT AND PLAN OF MERGER

                            dated as of July 16, 1999

                                 by and between

                        SOUTH BRANCH VALLEY BANCORP, INC.

                                       and

                               POTOMAC VALLEY BANK


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                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER.................................................1

                                    ARTICLE I
Certain Definitions                    ......................................1
      1.01  Certain Definitions..............................................1

                                   ARTICLE II
The Merger                             ......................................4
      2.01  The Merger.......................................................4
      2.02  Effective Date and Effective Time................................5
      2.03  Closing..........................................................5

                                   ARTICLE III
Consideration; Exchange Procedures     ......................................5
      3.01  Merger Consideration.............................................5
      3.02  Rights as Stockholders; Stock Transfers..........................5
      3.03  Fractional Shares................................................5
      3.04  Exchange Procedures..............................................6
      3.05  Provisions Relating to Stock Splits, Stock Dividends, Etc........6
      3.06  Provisions Relating to the Granting of Additional Options........6

                                   ARTICLE IV
Actions Pending Merger                 ......................................7
      4.01  Forebearances of Potomac.........................................7
      4.02  Forebearances of South Branch....................................8

                                    ARTICLE V
Representations and Warranties         ......................................9
      5.01  Disclosure Schedules.............................................9
      5.02  Standard........................................................10
      5.03  Representations and Warranties of Potomac.......................10
      5.04  Representations and Warranties of South Branch..................16

                                   ARTICLE VI
Covenants                              .....................................23
      6.01  Reasonable Best Efforts.........................................23
      6.02  Stockholder Approvals...........................................23
      6.03  Registration Statement..........................................23
      6.04  Press Releases..................................................24
      6.05  Access; Information.............................................24
      6.06  Acquisition Proposals...........................................25
      6.07  Affiliate Agreements............................................25
      6.08  Regulatory Applications.........................................25
      6.09  Benefit Plans and Arrangements..................................26
      6.10  Notification of Certain Matters.................................26
      6.11  Dividend Coordination...........................................26
      6.12  Change of Name of South Branch..................................26
      6.13  Directorship of Summit; Formation of Executive Committee........26
      6.14  Officers of Board and Summit....................................27
      6.15  Members of the Board of Directors of Potomac and
                  South Branch, Other Matters...............................27
      6.16  Location of Summit Offices......................................27
      6.17  Changes to Organizational Documents.............................27
      6.18  Divestment of Branch............................................27
      6.19  Directors'and Officers'Protection...............................27
      6.20  Other Transactions..............................................28
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                                   ARTICLE VII
Conditions to Consummation of the Merger....................................28
      7.01  Conditions to Each Party's Obligation to Effect the Merger......28
      7.02  Conditions to Obligation of Potomac.............................29
      7.03  Conditions to Obligation of South Branch........................30

                                  ARTICLE VIII
Termination                            .....................................32
      8.01  Termination.....................................................32
      8.02  Effect of Termination and Abandonment...........................33

                                   ARTICLE IX
Miscellaneous                          .....................................33
      9.01  Survival........................................................33
      9.02  Waiver; Amendment...............................................33
      9.03  Counterparts....................................................33
      9.04  Governing Law...................................................33
      9.05  Expenses........................................................33
      9.06  Notices.........................................................34
      9.07  Entire Understanding; No Third Party Beneficiaries..............34
      9.08  Interpretation; Effect; Assignment; Successors..................34

EXHIBIT A

EXHIBIT B


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            AGREEMENT  AND  PLAN OF  MERGER,  dated as of July  16,  1999  (this
"Agreement"), by and between South Branch Valley Bancorp, Inc. ("South Branch") and Potomac Valley Bank ("Potomac").

                                    RECITALS

            A. South Branch. South Branch is a West Virginia corporation, having its principal place of business in Moorefield, West Virginia, which will change its name pursuant to Section 6.12 hereof.

            B. Potomac. Potomac is a West Virginia banking corporation, having its principal place of business in Petersburg, West Virginia.

            C. Intentions of the Parties.  It is the intention of the parties to this Agreement that the business combination contemplated hereby be considered a merger of equals and be accounted for under the "pooling-of-interests" accounting method and treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "Code").

            D. Board Action. The respective Boards of Directors of each of South Branch and Potomac have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:


                                    ARTICLE I

                               Certain Definitions

            1.01 Certain Definitions1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

            "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Potomac or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of Potomac other than the transactions contemplated by this Agreement.

            "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

            "Closing" has the meaning set forth in Section 2.03.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Disclosure Schedule" has the meaning set forth in Section 5.01.

            "Effective Date" means the date on which the Effective Time occurs.

            "Effective Time" means the effective time of the Merger, as provided for in Section 2.02.

            "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act,

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the Federal Clean Air Act, and the  Occupational  Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" has the meaning set forth in Section 5.03(l).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Agent" has the meaning set forth in Section 3.04.

            "Exchange Ratio" has the meaning set forth in Section 3.01.

            "Governmental  Authority" means any court,  administrative agency or
commission  or  other  federal,   state  or  local  governmental   authority  or
instrumentality.

            "IRS" means the Internal Revenue Service.

            "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

            "Material Adverse Effect" means, with respect to South Branch or Potomac, any effect that (i) is material and adverse to the financial position, results of operations or business of South Branch and its Subsidiaries taken as a whole or Potomac respectively, or (ii) would materially impair the ability of either South Branch or Potomac to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (c) actions or omissions of South Branch or Potomac taken with the prior written consent of Potomac and South Branch, respectively, in contemplation of the transaction contemplated hereby, (d) circumstances affecting banks or savings associations or their holding companies generally and
(e) the effects of the Merger and compliance by either party with the provisions of this Agreement on the financial position, results of operations or business of such party and its Subsidiaries, or the other party and its Subsidiaries, as the case may be.

            "Merger" has the meaning set forth in Section 2.01.

            "Merger Consideration" has the meaning set forth in Section 3.01.

            "Merger Sub" means one or more corporations to be organized by South Branch prior to the Effective Time to facilitate the Merger.

            "Multiemployer Plan" has the meaning set forth in Section 5.03(l).

            "New Certificate" has the meaning set forth in Section 3.04.

            "Old Certificate" has the meaning set forth in Section 3.04.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" has the meaning set forth in Section 5.03(l).

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            "Person"  means  any  individual,  bank,  corporation,  partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

            "Plans" has the meaning set forth in Section 5.03(l).

            "Potomac" has the meaning set forth in the preamble to this Agreement.

            "Potomac Affiliate" has the meaning set forth in Section 6.07(a).

            "Potomac Articles" means the Certificate of Incorporation of Potomac.

            "Potomac Bank" means Potomac Valley Bank.

            "Potomac Board" means the Board of Directors of Potomac.

            "Potomac Bylaws" means the Bylaws of Potomac.

            "Potomac Common Stock" means the common stock, par value $10.00 per share, of Potomac.
            "Potomac Compensation and Benefit Plans" has the meaning set forth in Section 5.03(l).

            "Potomac Meeting" has the meaning set forth in Section 6.02.

            "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

            "Proxy Statement" has the meaning set forth in Section 6.03.

            "Registration  Statement"  has the  meaning  set forth in  Section
6.03.

            "Regulatory  Authority"  has the  meaning  set  forth  in  Section
5.03(h).

            "Representatives"  means, with respect to any Person,  such Person's
directors,   officers,   employees,   legal  or   financial   advisors   or  any
representatives of such legal or financial advisors.

            "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

            "SEC" means the Securities and Exchange Commission.

            "SEC Documents" shall mean South Branch's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997, and 1998 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by South Branch subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "South Branch" has the meaning set forth in the preamble to this Agreement. In addition, where the context so requires, "South Branch" shall include "Summit" as defined in Section 6.12, and "Summit" shall include "South Branch".

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            "South  Branch  Affiliates"  has the  meaning set forth in Section
            6.07(a).

            "South Branch Articles" means the Articles of Incorporation of South Branch.

            "South Branch Board" means the Board of Directors of South Branch.

            "South Branch Common Stock" means the common stock, par value $2.50 per share, of South Branch.

            "South Branch Compensation and Benefit Plans" has the meaning set forth in Section 5.04(l).

            "South Branch Meeting" has the meaning set forth in Section 6.02.

            "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

            "Surviving Corporation" has the meaning set forth in Section 2.01.

            "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

            "Tax  Returns"  means any  return,  amended  return or other  report
(including  elections,  declarations,   disclosures,  schedules,  estimates  and
information returns) required to be filed with respect to any Tax.

            "Treasury Stock" shall mean shares of Potomac Common Stock held by Potomac or by South Branch or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

            "WVCA" means the West Virginia Corporation Act.

            "West Virginia Secretary" means the Office of the Secretary of State of the State of West Virginia.


                                   ARTICLE II

                                   The Merger

      2.01 The Merger. (a) Prior to the Effective Time, South Branch shall take any and all action necessary (i) to cause the Merger Sub to become a party to this Agreement, to be evidenced by the execution by the Merger Sub of a supplement to this Agreement in substantially the form of Annex A, and delivery thereof to Potomac; and (ii) to cause the Merge Sub to take all actions necessary or proper to comply with the obligations of South Branch and the Merger Sub to consummate the transactions contemplated hereby.

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            (b) At the Effective  Time, the Merger Sub shall merge with and into
Potomac (the "Merger"), the separate corporate existence of the Merger Sub shall cease and Potomac shall survive and continue to be governed by the laws of its state of incorporation (Potomac, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

            (c) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the West Virginia Secretary of articles of merger in accordance with the WVCA. The Merger shall have the effects prescribed in the WVCA.

      2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) on the last business day of the month in which the conditions set forth in Article VII shall have been satisfied or waived or
(ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

      2.03 Closing. A closing of the Merger (the "Closing") shall take place at such place, at such time and on such date as is determined by the parties pursuant to Section 2.02 hereof. At the Closing, there shall be delivered to South Branch and Potomac the opinions, certificates and other documents required to be delivered under Sections 7.02 and 7.03 hereof.


                                   ARTICLE III

                       Consideration; Exchange Procedures

      3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

            (a) Outstanding Potomac Common Stock. Each share, excluding Treasury Stock, of Potomac Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the number of shares of Summit resulting from a book-for-book exchange in which the book value of Potomac stock is divided by the book value of South Branch stock with each book value calculated in accordance with Generally Accepted Accounting Principles (subject to adjustment as set forth herein, the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Sections 3.05 and 3.06.

            (b) Outstanding South Branch Stock. Each share of South Branch Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, provided, however, that commencing on the date which is one year after the Effective Time, Summit shall begin to send or cause to be sent to each record holder of South Branch Common Stock new certificates representing their Summit shares.

      3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Potomac Stock shall cease to be, and shall have no rights as, stockholders of Potomac, other than to receive any dividend or other distribution with respect to such Potomac Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article
III. After the Effective Time, there shall be no transfers on the stock transfer books of Potomac or the Surviving Corporation of shares of Potomac Stock.

      3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Summit Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Summit shall pay to each holder of Potomac Common Stock who would otherwise be


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entitled to a fractional share of Summit Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Summit Common Stock reported on the last five (5) business days prior to the Effective Date on which Summit Common Stock is traded as reported on the NASDAQ Over the Counter Bulletin Board.

      3.04 Exchange Procedures. (a) Except for any shares of Potomac as to which dissenters' rights are exercised pursuant to the WVCA 31-1-122, each holder of Potomac Common Stock ("Old Certificates") will, upon the surrender to Summit which shall act as exchange agent ("Exchange Agent"), of the Old Certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of Summit Common Stock ("New Certificates") into which the surrendered Old Certificates shall have been converted by reason of the Merger.

            (b) As promptly as practicable after the Effective Date, Summit shall send or cause to be sent to each former holder of record of shares of Potomac Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. Summit shall cause the New Certificates into which shares of a stockholder's Potomac Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Potomac Common Stock (or indemnity reasonably satisfactory to Summit and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

            (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Potomac Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (d) No dividends or other distributions with respect to Summit Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Potomac Common Stock converted in the Merger into the right to receive shares of such Summit Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this
Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Summit Common Stock such holder had the right to receive upon surrender of the Old Certificates.

      3.05 Provisions Relating to Stock Splits, Stock Dividends, Etc. In the event Summit changes (or a record date for any such change occurs prior to the Effective Date) the number of, or provides for the exchange of, shares of Summit Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Summit Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

      3.06 Provisions Relating to the Granting of Additional Options. South Branch and Potomac acknowledge and agree that South Branch has granted stock options as set forth on disclosure Schedule A. In the event any new options ("New Options") are granted by South Branch following the date of this Agreement and prior to the Effective Time, then for purposes of calculating South Branch's book value as required under Section 3.01(a), the number of shares issued and outstanding of South Branch shall equal the total of (i) issued and outstanding shares of South Branch Common Stock as of the Effective Time and, (ii) with respect to the New Options only, the incremental dilutive shares deemed issued


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and  outstanding  for  purposes of  calculating  diluted  earnings  per share in accordance with Generally Accepted Accounting Principles.


                                   ARTICLE IV

                             Actions Pending Merger

      4.01 Forebearances of Potomac. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of South Branch, Potomac will not:

            (a) Ordinary Course. Conduct the business of Potomac other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact its business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Potomac's ability to perform any of its material obligations under this Agreement.

            (b) Capital Stock. Other than pursuant to rights disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Potomac Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Potomac Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

            (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend, other than semi-annual cash dividends on Potomac Stock in an amount not to exceed $1.50 per share with record and payment dates consistent with section 6.11 hereof, or declare or make any distribution on any shares of Potomac Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

            (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Potomac, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy previously disclosed contractual obligations existing as of the date hereof, or
(iv) for grants of awards to newly hired employees consistent with past practice. South Branch agrees that it will not unreasonably withhold its consent with respect to requests made hereunder.

            (e) Benefit Plans. Enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Potomac, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder. South Branch agrees that it will not unreasonably withhold its consent with respect to requests made under this subparagraph (e).

            (f) Dispositions. Except as previously disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it.

            (g) Acquisitions. Except as previously disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary


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capacity or in  satisfaction  of debts  previously  contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

            (h)   Governing   Documents.   Amend  the  Potomac   Articles  and
Potomac Bylaws.

            (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.
            (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(j)) or amend or modify in any material respect any of its existing material contracts.

            (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Potomac.

            (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of- interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

            (m) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices which would materially increase its aggregate exposure to interest rate risk; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

            (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

            (o) Commitments. Agree or commit to do any of the foregoing.

      4.02 Forebearances of South Branch. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, South Branch will not:

            (a) Ordinary Course. Conduct the business of South Branch and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon South Branch's ability to perform any of its material obligations under this Agreement.

            (b) Capital Stock. Other than pursuant to rights disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of South Branch Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of South Branch Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

            (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend, other than semi-annual cash dividends on South Branch Stock in an amount not to exceed $.50 per share with record and payment dates consistent with past practice on or in respect of, or declare or make any distribution on any shares of South Branch Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

            (d) Dispositions. Except as previously disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it.

            (e) Governing Documents. Amend the South Branch Articles and South Branch Bylaws.

            (f) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

            (g) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.04(j)) or amend or modify in any material respect any of its existing material contracts.

            (h) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to South Branch.

            (i) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of- interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

            (j) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices which would materially increase its aggregate exposure to interest rate risk; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

            (k) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

            (l) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V

                         Representations and Warranties

      5.01 Disclosure Schedules. On or prior to the date hereof, South Branch has delivered to Potomac a schedule and Potomac has delivered to South Branch a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties contained in Section 5.03 or
5.04 or to one or more of its covenants contained in Article IV; provided,  that
(a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. A party's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of the other party.

      5.02 Standard. No representation or warranty of Potomac or South Branch contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any, ranking not less than vice president and that party's in-house counsel, if any.

      5.03 Representations and Warranties of Potomac. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Potomac hereby represents and warrants to South Branch:

            (a) Organization, Standing and Authority. Potomac is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Potomac is duly qualified to do business and is in good standing in the State of West Virginia and any jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

            (b) Potomac Stock. As of the date hereof, the authorized capital stock of Potomac consists solely of 90,000 shares of Potomac Common Stock, of which 90,000 shares were outstanding as of the date hereof. The outstanding shares of Potomac Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of Potomac Stock authorized and reserved for issuance, Potomac does not have any Rights issued or outstanding with respect to Potomac Stock, and Potomac does not have any commitment to authorize, issue or sell any Potomac Stock or Rights, except pursuant to this Agreement. Potomac has Previously Disclosed all issuances of Potomac Stock in the prior two years.

            (c) Corporate Power. Potomac has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Potomac has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

            (d) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval and adoption of this Agreement (including the agreement of merger set forth herein) by the holders of more than a majority of the outstanding shares of Potomac Common Stock entitled to vote thereon pursuant to the WVCA (which is the only Potomac shareholder vote required thereon), this Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Potomac and the Potomac Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Potomac, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

            (e) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Potomac in connection with the execution, delivery or performance by Potomac of this Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) filings of applications or notices with the U.S. Department of Justice, (D) the filing of the articles of merger with the West Virginia Secretary pursuant to the WVCA, and (E) the adoption and approval of this Agreement by the stockholders of Potomac, Merger Sub and the issuance of shares by Summit. As of the date hereof, Potomac is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
Section 7.01(b).

                  (ii)..Subject to the satisfaction of the requirements referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Potomac or of any of or to which Potomac or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Potomac Articles or the Potomac Bylaws or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

            (f) Financial Reports; Material Adverse Effect. (i) Each of the balance sheets of Potomac for the years ended December 31, 1996, 1997 and 1998 (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Potomac as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Potomac for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein.

                  (ii).Since March 31, 1999, Potomac has not incurred any liability other than in the ordinary course of business consistent with past practice (excluding expenses incurred in connection with this Agreement and the transactions contemplated hereby).

                  (iii).Since March 31, 1999, (A) Potomac has conducted its business in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred nor circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Potomac.

            (g) Litigation. No litigation, claim or other proceeding before any Governmental Authority is pending against Potomac and, to the best of Potomac's knowledge, no such litigation, claim or other proceeding has been threatened.

            (h)  Regulatory  Matters.   (i)  Neither  Potomac  nor  any  of  its
properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of

Governors  of the  Federal  Reserve  System and the  Federal  Deposit  Insurance
Corporation)  or  the  supervision  or  regulation  of  it  (collectively,   the
"Regulatory Authorities").

                  (ii).Potomac has not been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

            (i)   Compliance with Laws.  Potomac:

                  (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Potomac's knowledge, no suspension or cancellation of any of them is threatened; and

                  (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that Potomac is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Potomac's knowledge, do any grounds for any of the foregoing exist) or (C) as of the date hereof, failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

            (j) Material Contracts; Defaults. Except for this Agreement and those agreements set forth in its Disclosure Schedule, Potomac is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it(including without limitation a non-compete or similar provision). Potomac is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            (k) No Brokers. No action has been taken by Potomac that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

            (l) Employee Benefit Plans. (i) Potomac's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the
"Consultants") or director or former director (the "Directors") of Potomac participates or to which any such Employees, Consultants or Directors are a party with Potomac (the "Potomac Compensation and Benefit Plans"). Except as set forth in the Disclosure Statement, Potomac does not have any material commitment to create any additional Compensation and Benefit Plan or to modify or change materially any existing Compensation and Benefit Plan.

                  (ii) Each Potomac Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Potomac Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Potomac Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and Potomac is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Potomac, threatened legal action, suit or claim relating to the Potomac Compensation and Benefit Plans. Potomac has not engaged in a transaction, or omitted to take any action, with respect to any Potomac Compensation and Benefit Plan that would reasonably be expected to subject Potomac to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                  (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Potomac or with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Potomac under Section 4001(a)(14) of ERISA or
Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). Potomac has not been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Potomac Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Potomac's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Potomac, there is no pending investigation or enforcement action by the PBGC, the U.S. Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Potomac Compensation and Benefit Plan.

                  (iv) All contributions required to be made under the terms of any Potomac Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Potomac is a party have been timely made or have been reflected on Potomac's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. Potomac has not provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                  (v) Except as set forth in the Potomac disclosure schedule, Potomac has no obligations to provide retiree health and life insurance or other retiree death benefits under any Potomac Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Potomac Compensation and Benefit Plan authorizes Potomac to amend or terminate such plan according to its terms. There has been no communication to Employees by Potomac that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (vi) Potomac does not maintain any Potomac Compensation and Benefit Plans covering foreign Employees.

                  (vii) With respect to each Potomac Compensation and Benefit Plan, if applicable, Potomac has provided or made available to South Branch, true and complete copies of existing: (A) Potomac Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts;
(C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description;
(F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (i) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                  (viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Potomac Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Potomac Compensation and Benefit Plan.

                  (ix) Potomac   does  not  maintain  any  compensation   plan,
programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                  (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of South Branch, Potomac or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

            (m) Labor Matters. Potomac is not a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Potomac the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Potomac to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Potomac's knowledge, threatened, nor is Potomac aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

            (n) Environmental Matters. To Potomac's knowledge, neither the conduct nor operation of Potomac nor any condition of any property presently or previously owned, leased or operated by Potomac (including, without limitation, in a fiduciary or agency capacity), or on which Potomac holds a Lien, violates or violated Environmental Laws and to Potomac's knowledge, no condition has existed or event has occurred with respect to Potomac or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Potomac's knowledge, Potomac has not received any notice from any person or entity that Potomac or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by Potomac is or was in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

            (o) Tax Matters. (i) Potomac has filed all federal income tax returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all Taxes shown to be due on such returns and, in the opinion of its chief executive and has adequately reserved or recognized for all current and deferred Taxes;

                        (ii) Neither the IRS nor any other taxing authority is now asserting against Potomac, or, to its knowledge, threatening to assert against Potomac, any material deficiency or material claim for additional Taxes, interest or penalties;

                        (iii) There is no pending or threatened examination of the federal income tax returns of Potomac and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC 6501(a), no tax year of Potomac remains open to the assessment and collection of additional federal income taxes; and

                        (iv) There is no pending or threatened examination or outstanding liability for any West Virginia state taxes, except for tax liabilities not yet due and payable.

                        (v) Potomac has made available to South Branch true and correct copies of the United States federal income Tax Returns filed by Potomac for each of the three most recent fiscal years ended on or before December 31, 1998. Potomac has no liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Potomac's Financial Reports described in Section 5.02(f) hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Potomac's Financial Reports.

                        (vi) As of the date hereof, Potomac has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (p) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Potomac's own account or the account of its customers (all of which are listed on Potomac's Disclosure Schedule), were entered into in accordance with applicable laws, rules, regulations and regulatory policies and with counter parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Potomac, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Potomac is not, nor to Potomac's knowledge any other party thereto, in breach of any of its obligations under any such agreement or arrangement.

            (q) Books and Records. The books and records of Potomac have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

            (r) Insurance. Potomac's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Potomac. Potomac is insured with reputable insurers against such risks and in such amounts as the management of Potomac reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Potomac is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

            (s) Accounting Treatment. As of the date hereof, Potomac is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment, assuming compliance by Potomac and South Branch with the requirements of Section 6.17 hereof.

            (t) Real Property. Potomac owns the real property set forth in the Disclosure Schedule. Except as disclosed in the Disclosure Schedule, all real property owned by Potomac is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the use of the property or liens for ad valorem taxes not yet due and payable.

            (u) Year 2000 Compliance. Potomac is engaged in a company-wide Year 2000 project to bring Potomac's computerized information systems to Year 2000 compliance so as to ensure better the ability of such systems to accurately process information that is date sensitive. To the extent reasonably necessary, Potomac has confirmed Potomac's vendor's and suppliers' progress toward Year 2000 compliance. Potomac knows of no reason that its computerized information systems will fail to comply in any material respect with Year 2000 compliance requirements.

            (v) Disclosure. The representations and warranties contained in this
Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

      5.04  Representations and Warranties of South Branch.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, South Branch hereby represents and warrants to Potomac as follows:

            (a) Organization, Standing and Authority. South Branch is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. South Branch is duly qualified to do business and is in good standing in the State of West Virginia and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

            (b) South Branch Stock. (i) As of the date hereof, the authorized capital stock of South Branch consists solely of 2,000,000 shares of South Branch Common Stock, of which no more than 591,292 shares were outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, South Branch does not have any Rights issued or outstanding with respect to South Branch Stock and South Branch does not have any commitment to authorize, issue or sell any South Branch Stock or Rights, except pursuant to this Agreement. The outstanding shares of South Branch Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). South Branch has previously disclosed all issuances of South Branch Common Stock in the prior two years.

                  (ii) The shares of Summit Common Stock to be issued in exchange for shares of Potomac Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

            (c) Subsidiaries. Each of South Branch's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

            (d) Corporate Power. Each of South Branch and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and South Branch has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

            (e) Corporate  Authority.  Subject in the case of this  Agreement to receipt of the requisite approval by the holders of a majority of the outstanding shares of South Branch Common Stock and Merger Sub common stock entitled to vote thereon of the Merger, this Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of South Branch and the South Branch Board prior to the date hereof. This Agreement is a valid and legally binding agreement of South Branch, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

            (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by South Branch or any of its Subsidiaries in connection with the execution, delivery or performance by South Branch of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the federal and state banking and thrift authorities; (B) the adoption and approval of (i) the issuance of shares in connection with this Agreement by the shareholders of South Branch and
(ii) an amendment to the Articles of Incorporation to change the name of South Branch to Summit; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of applications or notices with the U.S. Department of Justice; (E) the filing of articles of merger with the West Virginia Secretary; (F) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Summit Stock in the Merger; and (G) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, South Branch is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                  (ii)..Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of South Branch or of any of its Subsidiaries or to which South Branch or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of South Branch or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

            (g) Financial  Reports and SEC Documents;  Material  Adverse Effect.
(i) South Branch's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of South Branch and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of South Branch and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein.

                  (ii) Since March 31, 1999, South Branch has not incurred any liability other than in the ordinary course of business consistent with past practice (excluding expenses incurred in connection with this Agreement and the transactions contemplated hereby.)

                  (iii) Since March 31, 1999, (A) South Branch has conducted its business in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred nor circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to South Branch.

            (h) Litigation; Regulatory Action. (i) No litigation, claim or other proceeding before any Governmental Authority is pending against South Branch or any of its Subsidiaries and, to the best of South Branch's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (ii) Neither South Branch nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has South Branch or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

            (i) Compliance with Laws. Each of South Branch and its Subsidiaries:

                  (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                  (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                 (iii)  has  received,   since  December  31,  1996,  no
notification or communication from any Governmental Authority (A) asserting that South Branch or any of its Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to South Branch's knowledge, do any grounds for any of the foregoing exist) or (C) as of the date hereof, failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

            (j) Material Contracts; Defaults. Except for this Agreement and those agreements set forth in its Disclosure Schedule, South Branch is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or
(ii) that restricts or limits in any way the conduct of business by it (including without limitation a non-compete or similar provision). Neither South Branch nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            (k) No Brokers. No action has been taken by South Branch that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

            (l) Employee Benefit Plans. (i) South Branch' Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of South Branch or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party with South Branch (the "South Branch Compensation and Benefit Plans"). Except as listed on the Disclosure Schedule, neither South Branch nor any of its Subsidiaries has any commitment to create any additional material Compensation and Benefit Plan or to modify or change materially any existing Compensation and Benefit Plan.

                  (ii) Each South Branch Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each South Branch Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such South Branch Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and South Branch is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of South Branch, threatened legal action, suit or claim relating to the South Branch Compensation and Benefit Plans. Neither South Branch nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any South Branch Compensation and Benefit Plan that would reasonably be expected to subject South Branch or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                  (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by South Branch or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with South Branch under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of South Branch, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any South Branch Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to South Branch' knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of South Branch, there is no pending investigation or enforcement action by the PBGC, the U.S. Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any South Branch Compensation and Benefit Plan.

                  (iv) All contributions required to be made under the terms of any South Branch Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which South Branch or any of its Subsidiaries is a party have been timely made or have been reflected on South Branch's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of South Branch, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA.

                  (v) Except as set forth by South Branch on the Disclosure Schedule, neither South Branch nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any South Branch Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such South Branch Compensation and Benefit Plan authorizes South Branch to amend or terminate such Plan according to its terms. There has been no communication to Employees by South Branch or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (vi) South Branch and its Subsidiaries do not maintain any South Branch Compensation and Benefit Plans covering foreign Employees.

                  (vii) With respect to each South Branch Compensation and Benefit Plan, if applicable, South Branch has provided or made available to Potomac, true and complete copies of existing: (A) South Branch Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (i) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                  (viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any South Branch Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any South Branch Compensation and Benefit Plan.

                  (ix) South Branch does not maintain any compensation plan, programs or arrangements, the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                  (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of South Branch, Potomac or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

            (m) Labor Matters. South Branch is not a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is South Branch the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel South Branch to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to South Branch's knowledge, threatened, nor is South Branch aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

            (n) Environmental Matters. To South Branch's knowledge, neither the conduct nor operation of South Branch or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to South Branch's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To South Branch's knowledge, neither South Branch nor any of its Subsidiaries has received any notice from any person or entity that South Branch or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

            (o) Tax Matters. (i) South Branch has filed all federal income tax returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all Taxes shown to be due on such returns and, in the opinion of its chief executive and chief financial officer, has adequately reserved or recognized for all current and deferred Taxes;

                  (ii) Neither the IRS nor any other taxing authority is now asserting against South Branch or its Subsidiaries, or, to its knowledge, threatening to assert against either of them, any material deficiency or material claim for additional Taxes, interest or penalties;

                  (iii) There is no pending or threatened examination of the federal income tax returns of South Branch and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IRC 6501(a), no tax year of South Branch remains open to the assessment and collection of additional federal income taxes; and

                  (iv) There is not pending or threatened examination or outstanding liability for any West Virginia state taxes, except for tax liabilities not yet due and payable.

                  (v) Neither South Branch nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by South Branch's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in South Branch's SEC Documents filed on or prior to the date hereof. South Branch has made available to Potomac true and correct copies of the United States federal income Tax Returns filed by South Branch and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1998.

                  (vi) As of the date hereof, neither South Branch nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (p) Risk Management Instructions. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for South Branch's own account or the account of its customers (all of which are listed on South Branch's Disclosure Schedule), were entered into in accordance with applicable laws, rules, regulations and regulatory policies and with counter parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of South Branch, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. South Branch is not, nor to South Branch's knowledge any other party thereto, in breach of any of its obligations under any such agreement or arrangement.

            (q) Books and Records. The books and records of South Branch and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

            (r) Insurance. South Branch's Disclosure Schedule sets forth all of the insurance policies, binders or bonds maintained by South Branch. South Branch and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of South Branch reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; South Branch and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

            (s) Accounting Treatment. As of the date hereof, South Branch is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment assuming compliance by Potomac and South Branch with the requirements of Section 6.17 hereof.

            (t) Real Property. South Branch and its Subsidiaries each own the real property set forth in the Disclosure Schedule. Except as disclosed in the Disclosure Schedule, all real property owned by South Branch and its Subsidiaries is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the use of the property or liens for ad valorem taxes not yet due and payable.

            (u) Year 2000 Compliance. South Branch is engaged in a company-wide Year 2000 project to bring South Branch's computerized information systems to Year 2000 compliance so as to ensure better the ability of such systems to accurately process information that is date sensitive. To the extent reasonably necessary, South Branch has confirmed South Branch's vendors and suppliers progress toward Year 2000 compliance. South Branch knows of no reason that its computerized information systems will fail to comply in any material respect with Year 2000 compliance requirements.

            (v) Disclosure. The representations and warranties contained in this
Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

            (w) Representations and Warranties of South Branch with Respect to Merger Subs. South Branch represents and warrants to Potomac with respect to any Merger Sub that executes the supplement attached to this Agreement as Annex A that, at the time of such execution and as of the Effective Date:

                   (i) Organization, Standing and Authority. Each Merger Sub has been duly organized and is validly existing in good standing under the laws of the State of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (ii) Power. Each Merger Sub has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (iii) Authority.   This   Agreement   and   the   transactions
contemplated hereby have been authorized by all requisite action on the part of each Merger Sub and its respective shareholders or members. This Agreement is a valid and legally binding agreement of each Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).


                                   ARTICLE VI

                                    Covenants

      6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Potomac and South Branch agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as
practicable   and  otherwise  to  enable   consummation   of  the   transactions
contemplated hereby and shall cooperate fully with the other party hereto to that end.

      6.02 Stockholder Approvals. South Branch and Potomac agree to take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of its stockholders (which in the case of South Branch or Potomac may be its regular annual meeting or a special meeting) to consider and vote upon, in the case of South Branch, approval of (i) the issuance of its stock as contemplated hereby and (ii) the amendment to South Branch's Articles of Incorporation to change South Branch's name (including any adjournment or postponement, the "South Branch Meeting")
and, in the case of Potomac, the approval and adoption of this Agreement (including any adjournment or postponement, the "Potomac Meeting"), in each case as promptly as practicable after the Registration Statement is declared effective. South Branch agrees to vote all of the shares of capital stock issued by Merger Sub in favor of the Merger. The South Branch Board will recommend that the South Branch shareholders approve and adopt the Articles Amendment and the issuance of stock contemplated hereby, provided that the South Branch Board may fail to make such recommendation, or withdraw, modify or change any such recommendation, if the South Branch Board, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of the members of the South Branch Board under applicable law. The Potomac Board will recommend that the Potomac stockholders approve and adopt the Agreement and the transactions contemplated hereby, provided that the Potomac Board may fail to make such recommendation, or withdraw, modify or change any such recommendation, if the Potomac Board, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of the members of the Potomac Board under applicable law.

      6.03 Registration Statement. (a) Each of South Branch and Potomac agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by South Branch with the SEC in connection with the issuance of Summit Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of South Branch and Potomac constituting a part thereof (the "Proxy Statement") and all related documents). Provided that Potomac has cooperated as required above, South Branch agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Potomac and

South Branch agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. South Branch also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration
Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Potomac agrees to furnish to South Branch all information concerning Potomac, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

            (b) Each of Potomac and South Branch agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the South Branch Meeting or the Potomac Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Potomac and South Branch further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

            (c) South Branch agrees to advise Potomac, promptly after South Branch receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of South Branch Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

            (d) South Branch and Potomac, each in consultation with the other, may employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Agreement.

      6.04 Press Releases. Each of Potomac and South Branch agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation.

      6.05 Access; Information. (a) Each of Potomac and South Branch agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

            (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

            (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

      6.06 Acquisition Proposals. Potomac agrees that it shall not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than South Branch with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Potomac shall promptly (within 24 hours) advise South Branch following the receipt by Potomac of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise South Branch of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, the directors of Potomac shall not be required to take any action hereunder that, upon consultation with and the advice of outside counsel, the Potomac Board has determined would constitute a breach of fiduciary duties of the members of the Potomac Board under applicable law.

      6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) South Branch shall deliver to Potomac a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the South Branch Meeting, deemed to be an "affiliate" of South Branch (each, a "South Branch Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) Potomac shall deliver to South Branch a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Potomac Meeting, deemed to be an "affiliate" of Potomac (each, a "Potomac Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

            (b) Each of Potomac and South Branch shall use its respective reasonable best efforts to cause each person who may be deemed to be a Potomac Affiliate or a South Branch Affiliate, as the case may be, to execute and deliver to Potomac and South Branch on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A or Exhibit B, respectively.

      6.08 Regulatory Applications. (a) South Branch, and its subsidiaries, and Potomac shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of such permits, consents, approvals and authorizations. Each of South Branch and Potomac shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

            (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

      6.09 Benefit Plans and Arrangements. (a) Summit agrees that within a reasonable period of time following the Effective Time (i) it will provide employees of the Surviving Corporation with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of South Branch, (ii) any such employees will receive credit for years of service with Potomac prior to the Effective Time for the purpose of eligibility and vesting, and (iii) Summit shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents; provided, however, that with respect to Potomac's group health plans, Potomac shall have a period of two (2) years in which to conform the premium contributions of employees paid with respect to its health plans with those maintained by Summit. During that two-year period, Potomac agrees to make periodic incremental increases to the health insurance premiums paid by its employees such that at the end of such period, the health insurance premium contributions paid by Potomac employees conform to the level determined by Summit management. This section shall apply only to employee benefit plans available generally to employees and shall specifically not include plans designed to compensate executive personnel of Summit and its Affiliates.

      6.10 Notification of Certain Matters. Each of Potomac and South Branch shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

      6.11 Dividend Coordination. The Potomac Board shall cause its regular semi-annual dividend record dates and payment dates for Potomac Common Stock to be the same as South Branch's regular semi-annual dividend record dates and payment dates for South Branch Common Stock (e.g., Potomac shall move its next dividend record and payment dates to the next dividend record and payment date for South Branch Common Stock), and Potomac shall not thereafter change its regular dividend payment dates and record dates (it being the intention of the parties that the stockholders of Potomac shall not receive two dividends, or fail to receive one dividend, for any single semi-annual period with respect to their shares of Potomac Common Stock or the Summit Common Stock exchanged therefor in the Merger). Notwithstanding the foregoing, nothing contained in this Section 6.11 shall require either of the parties to take any action that would materially impair their ability to satisfy the conditions set forth in Sections 7.02(d) and 7.03(d) hereof.

      6.12 Change of Name of South Branch. South Branch agrees that it will take all steps necessary to change its name to Summit Financial Group, Inc. ("Summit") prior to the Effective Time.

      6.13 Directorship of Summit; Formation of Executive Committee. (a) Summit will initially have a Board of Directors consisting of eighteen (18) members, and Summit agrees to cause six (6) current members of the Board of Directors of Potomac designated by Potomac (i) to be appointed to the Board of Directors of Summit as of the Effective Time, and (ii) to be nominated and recommended for election at the next Annual Meeting of Summit shareholders after the Effective Time if such director is a member of a class whose terms are expiring at such Annual Meeting. If the number of directors of Summit is different from eighteen
(18) at the Effective  Time, the number of directors shall be divisible by three
(3), and Potomac will be entitled to designate 1/3 of the directors. Directors designated by Potomac for the initial Board of Directors of Summit shall be spread evenly among the classes of directors of Summit. Upon the expiration of their initial terms, Summit's directors designated by Potomac shall be eligible to be nominated to serve for such additional terms as Summit shall determine consistent with prudent banking practices and such director's fulfillment, to Summit's satisfaction, of his or her fiduciary duty to Summit.

            (b) Summit agrees to form an executive committee or other governing body consisting of not more than nine (9) members, of which five (5) individuals shall be designated by South Branch and four (4) individuals designated by Potomac.

            (c) The provisions of any resolution, bylaw or of the articles of incorporation of Summit which state or set forth a mandatory retirement age shall not apply to any person initially designated by Potomac to serve on the Board of Directors of Summit pursuant to Section 6.13 hereof, who, as of the Closing Date, is a director of Potomac and has attained the age of 60 years ("Exempt Person"). Such Exempt Person shall be permitted to serve until he or she reaches the age of 80, provided such Exempt Person's service as a director is consistent with prudent banking practices and such Exempt Person fulfills, to Summit's satisfaction, his or her fiduciary duty to Summit.

      6.14 Officers of Board and Summit. Oscar M. Bean shall be retained as Chairman of the Board of Summit. G. R. Ours, Jr. shall be appointed as Vice Chairman of the Board of Summit. H. Charles Maddy, III shall be retained as President of Summit.

      6.15 Members of the Board of Directors of Potomac and South Branch, Other Matters. (a) Two individuals of South Branch shall be appointed to serve on the Board of Directors of Potomac. Two individuals of Potomac shall be appointed by Potomac to serve on the Board of Directors of South Branch Valley National Bank.
(b) The current members of the Board of Directors of Potomac shall continue to serve as such after the Merger, and for a period of five (5) years after the Merger, provided that such person continues to fulfill his or her fiduciary duties to Potomac and Summit. Vacancies and new board seats shall be filled by affirmative vote of the current members of the Board of Directors of Potomac and their successors. During the five-year period, the maximum size of the Potomac Board of Directors shall not exceed twelve (12) persons. The requirements of this provision may be modified during the five-year period only upon the affirmative vote of three-fourths (3/4) of Summit's Board of Directors.

      6.16 Location of Summit Offices. Summit's corporate offices shall be located in Moorefield, West Virginia.

      6.17 Changes to Organizational Documents. Summit's bylaws shall include provisions ensuring that the following actions by Summit's Board of Directors shall require an affirmative vote of at least three-fourths (3/4) of the board:
(i) mergers and closures of banks and branches; (ii) any amendment to Summit's Articles of Incorporation or Bylaws; (iii) the adoption of any agreement or plan to merge, consolidate, liquidate, dissolve or sell shares of stock or the sale, lease or exchange of all or substantially all the assets of Summit; and (iv) any change of Potomac's name.

      6.18 Divestment of Branch. South Branch shall take all action reasonable necessary to divest its branch located in Petersburg, West Virginia, provided that (i) such divestment is required for regulatory approval, and (ii) South Branch is not required to reflect a financial loss based on Generally Accepted Accounting Principles. South Branch will use its best efforts to accomplish such divestiture if divestiture is required for regulatory approval.

      6.19 Directors' and Officers' Protection. Summit shall provide and keep in force, for a period of three years after the Effective Time, directors' and officers' liability insurance providing coverage to directors and officers of

Potomac for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the substantially equivalent coverage and substantially equivalent amounts as contained in any Summit policy of insurance on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on Potomac's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the maximum amount, Summit shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, Summit further agrees to indemnify all individuals who are or have been officers, directors or employees of Potomac prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Articles of Incorporation and Bylaws of Potomac on the date hereof as permitted under the WVCA.

      6.20 Other Transactions. South Branch agrees that it shall not solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to or have any discussions with, any person relating to any proposal pursuant to which South Branch would be acquired by or merged with an entity without South Branch surviving ("Acquisition Transaction"). South Branch shall promptly (within 24 hours) advise Potomac following the receipt by South Branch of a proposal relating to such Acquisition Transaction, and the substance thereof (including the identity of the person making the proposal), and advise Potomac of any developments with respect to such proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, the directors of South Branch shall not be required to take any action hereunder that, upon consultation with and the advice of outside counsel, the South Branch Board has determined would constitute a breach of fiduciary duties of the members of the South Branch Board under applicable law. Nothing herein shall be construed to limit at any time the ability of South Branch or any of its Subsidiaries from entering into other agreements or transactions prior to the Effective Time pursuant to which it or its subsidiaries may merge, consolidate or affiliate with any other entity, or acquire or establish other branches or subsidiaries ("Other Transactions"). South Branch agrees to advise Potomac of such Other Transactions as and when appropriate, but in any event prior to the submission of a transaction or agreement to South Branch's Board of Directors for approval. If South Branch notifies Potomac of an Other Transaction (as defined herein) in which South Branch is not the surviving entity, then Potomac may terminate this Agreement on notice to South Branch prior to the earlier of: (1) thirty days after receipt of notice of the Other Transaction or (2) the Effective Time.


                                   ARTICLE VII

                   Conditions to Consummation of the Merger

      7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of South Branch and Potomac to consummate the Merger is subject to the fulfillment or written waiver by South Branch and Potomac prior to the Effective Time of each of the following conditions:

            (a) Stockholder Approvals. This Agreement shall have been duly approved and adopted by the requisite vote of the stockholders of Potomac and Merger Sub, and the issuance of shares in connection with this Agreement shall have been approved by the requisite vote of the stockholders of South Branch, and all corporate and shareholder action necessary to authorize the Merger shall have been duly taken by South Branch and Potomac.

            (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which either party reasonably determines would either before or after the Effective Time have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which either party's Board reasonably determines would either before or after the Effective Date be unduly burdensome.

            (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

            (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Summit Common Stock to be issued in the Merger shall have been received and be in full force and effect.

      7.02 Conditions to Obligation of Potomac. The obligation of Potomac to consummate the Merger is also subject to the fulfillment or written waiver by Potomac prior to the Effective Time of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of South Branch set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Potomac shall have received a certificate, dated the Effective Date, signed on behalf of South Branch by the Chief Executive Officer of South Branch to such effect.

            (b) Performance of Obligations of South Branch. South Branch shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Potomac shall have received a certificate, dated the Effective Date, signed on behalf of South Branch by the Chief Executive Officer of South Branch to such effect.

            (c) Opinion of Tax Counsel. Potomac shall have received an opinion of Jackson & Kelly, LLP, special counsel to Potomac, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Potomac who receive shares of Summit Common Stock in exchange for shares of Potomac Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests.

            (d) Accounting Treatment. Potomac shall have received from Arnett & Foster Accounts & Consultants, P.L.L.C., Potomac's independent auditors, a letter, dated the Effective Date, stating its opinion that the Merger shall qualify for "pooling-of-interests" accounting treatment.

            (e) Counsel Opinion. Potomac shall have received an opinion of counsel for South Branch date as of the Effective Date, to the effect that:

                  (i) South Branch is a bank holding company duly organized, validly existing and in good standing under the laws of the State of West Virginia;

                  (ii) The authorized capital stock and the number of shares issued and outstanding of South Branch are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of South Branch. As of such date, except as previously disclosed by South Branch, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of South Branch.

                  (iii) South Branch has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by South Branch and constitutes the legal, valid and binding obligation of South Branch, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

                  (iv) All necessary corporate proceedings have been duly and validly taken by South Branch, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by South Branch and the consummation of the transaction contemplated herein.

                  (v) Counsel has reviewed the proxy statement contemplated hereby and, with respect to all information relating to South Branch contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

                  (vi) The consummation of the transaction contemplated herein will not violate or result in a breach of, or constitute a default under, the articles of incorporation or bylaws of South Branch, or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of South Branch, and to which it is a party or by which it or any of its property is bound.

            (f) Due Diligence. Potomac must have the opportunity to conduct a due diligence investigation into various aspects of South Branch's operations. Based on its investigation, which must be concluded by the end of the forty-fifth (45th) business day following the date of this Agreement, Potomac, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify South Branch of any objections or requirements resulting therefrom. If Potomac elects not to pursue consummation of the proposed transactions and properly notifies South Branch of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If Potomac raises any objections as a result of its due diligence and properly notifies South Branch of the same, South Branch must cure or address the concerns to the satisfaction of Potomac or Potomac is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by Potomac of any item required by or condition of this Agreement.

            (g) Potomac Satisfaction with Loan Loss Reserve, Provision of Charge-Offs, Funding of Benefits, Other Reserve Accounts, Etc. As of the Effective Time, Potomac, in its reasonable discretion, must be satisfied with the adequacy of the then existing level of South Branch's loan loss reserve and with the sufficiency of the write-downs and charge offs in the loan portfolio, such level and sufficiency to be consistent with the requirements of any regulators and prudent banking practices. In addition, South Branch must reserve for all contingencies in a manner consistent with the requirements of the regulators and prudent banking practices.

      7.03 Conditions to Obligation of South Branch. The obligation of South Branch to consummate the Merger is also subject to the fulfillment or written waiver by South Branch prior to the Effective Time of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Potomac set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the

Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and South Branch shall have received a certificate, dated the Effective Date, signed on behalf of Potomac by the Chief Executive Officer of Potomac to such effect.

            (b) Performance of Obligations of Potomac. Potomac shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and South Branch shall have received a certificate, dated the Effective Date, signed on behalf of Potomac by the Chief Executive Officer of Potomac to such effect.

            (c) Opinion of South Branch Counsel. South Branch shall have received an opinion of Bowles Rice McDavid Graff & Love, PLLC, counsel to South Branch, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Bowles Rice McDavid Graff & Love, PLLC, may require and rely upon representations contained in letters from South Branch, Potomac and others.

            (d) Accounting Treatment. South Branch shall have received from Arnett & Foster, PLLC, South Branch's independent auditors, a letter, dated the Effective Date, stating its opinion that the Merger shall qualify for "pooling-of-interests" accounting treatment.

            (e) Counsel's Opinion. South Branch shall have received an opinion of counsel for Potomac dated as of the Effective Date, to the effect that:

                  (i) Potomac is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia;

                  (ii) The authorized capital stock and the number of shares issued and outstanding of Potomac are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Potomac. As of such date, except as Previously Disclosed by Potomac, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of Potomac.

                  (iii) Potomac has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Potomac and constitutes the legal, valid and binding obligation of Potomac, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

                  (iv) All necessary corporate proceedings have been duly and validly taken by Potomac, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by Potomac and the consummation of the transaction contemplated herein.

                  (v) Counsel has reviewed the proxy statement contemplated hereby and, with respect to all information relating to Potomac contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

                  (vi) The consummation of the transaction contemplated herein will not violate or result in a breach of, or constitute a default under, the articles of incorporation or bylaws of Potomac, or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of Potomac, and to which it is a party or by which it or any of its property is bound.

            (f) Due Diligence. South Branch must have the opportunity to conduct a due diligence investigation into various aspects of Potomac's operations.
Based on its investigation, which must be concluded by the end of the forty-fifth (45th) business day following the date of this Agreement, South Branch, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify Potomac of any objections or requirements resulting therefrom. If South Branch elects not to pursue consummation of the proposed transactions and properly notifies Potomac of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If South Branch raises any objections as a result of its due diligence and properly notifies Potomac of the same, Potomac must cure or address the concerns to the satisfaction of South Branch or South Branch is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by South Branch of any item required by or condition of this Agreement.

            (g) South Branch Satisfaction with Loan Loss Reserve, Provision of Charge-Offs, Funding of Benefits, Other Reserve Accounts, Etc. As of the Effective Time, South Branch, in its reasonable discretion, must be satisfied with the adequacy of the then existing level of Potomac's loan loss reserve and with the sufficiency of the write-downs and charge-offs in the loan portfolio, such level and sufficiency to be consistent with the requirements of any regulators and prudent banking practices. In addition, Potomac must reserve for all contingencies in a manner consistent with the requirements of the regulators and prudent banking practices.


                                  ARTICLE VIII

                                   Termination

      8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

            (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of South Branch and Potomac, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

            (b) Breach. At any time prior to the Effective Time, by South Branch or Potomac, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

            (c) Delay. At any time prior to the Effective Time, by South Branch or Potomac, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by January 31, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the willful failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

            (d) No Approval. By South Branch or Potomac, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the South Branch Meeting or the Potomac Meeting, except in the case of clause (i) or clause (ii) that the failure of an action specified therein arises out of or results from the willful failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

            (e) Failure to Recommend, Etc. At any time prior to the South Branch Meeting, by South Branch if the South Branch Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of South Branch; or at any time prior to the Potomac Meeting, by Potomac, if the Potomac Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Potomac.

      8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.


                                   ARTICLE IX

                                  Miscellaneous

      9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 3.04, 6.09, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 and this
Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02 and this Article IX which shall survive such termination).

      9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, to the extent permitted by applicable law, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (A) after the Potomac Meeting, this Agreement may not be amended if it would violate the WVCA and (B) after the South Branch Meeting, this Agreement may not be amended if it would violate the WVCA.

      9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

      9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State.

      9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that expenses incurred in connection with the printing of the Registration Statement and joint proxy statement and SEC fees shall be shared, in proportion to the respective book values of each as of June 30, 1999, between South Branch and Potomac. Notwithstanding the foregoing, if Potomac accepts an offer by another person other than South Branch within the sixty (60) days after execution of this Agreement, by and between South Branch and Potomac, Potomac shall pay all of South Branch's expenses. If South Branch accepts an offer by another person other than Potomac within sixty (60) days after execution of this

Agreement, South Branch shall pay all of Potomac's expenses provided that Potomac elects to terminate as provided in Section 6.20 hereof. For purposes of this provision, "person" shall mean any individual, corporation, partnership of other entity.

      9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                  If to South Branch, to:

                  H. Charles Maddy, III
                  South Branch Valley Bancorp, Inc.
                  310 North Main Street
                  P. O. Box 680
                  Moorefield, West Virginia 26836

                  With a copy to:

                     Bowles Rice McDavid Graff & Love, PLLC
                        Attention: Sandra M. Murphy, Esq.
                               600 Quarrier Street
                  P. O. Box 1386
                  Charleston, West Virginia  25325-1386

                  If to Potomac, to:

                  Patrick N. Frye
                  Potomac Valley Bank
                  4 North Main Street
                  P.  O.  Box 1079
                  Petersburg, West Virginia  26847-1079

                  With a copy to:

                  Charles D. Dunbar, Esq.
                  Jackson & Kelley
                  1600 Laidley Tower
                  P. O. Box 553
                  Charleston, West Virginia 25322

      9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Sections 6.09, 6.11, 6.13, 6.14 and 6.15, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.08 Interpretation; Effect; Assignment; Successors. (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require South

Branch, Potomac or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

            (b) A party hereto may not assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                    SOUTH BRANCH VALLEY BANCORP, INC.


                                    By:  /s/  H. Charles Maddy, III_
                                    Name: H. Charles Maddy, III
                                    Title:      President


                                    POTOMAC VALLEY BANK


                                    By:   /s/ Patrick N. Frye_____
                                    Name: Patrick N. Frye
                                    Title:      President

                                                                       EXHIBIT A


                        FORM OF POTOMAC AFFILIATE LETTER


                                                              ____________, 1999

Potomac Valley Bank
4 North Main Street
P. O. Box 1079
Petersburg, West Virginia 26847

Attention:  Patrick N. Frye

Summit Financial Group, Inc.
310 North Main Street
P. O. Box 680
Moorefield, West Virginia 26836
Attention:  H. Charles Maddy, III

Ladies and Gentlemen:

            I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Potomac Valley Bank, a West Virginia corporation ("Potomac"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of _____________, 1999 (the "Merger Agreement"), by and between South Branch Valley Bancorp, Inc., a West Virginia corporation ("South Branch"), and Potomac, a wholly owned subsidiary of South Branch will merge with and into Potomac (the "Merger") and that the Merger is intended to be accounted for under the "pooling-of-interests" accounting method.

            I further understand that as a result of the Merger, I may receive shares of common stock, par value $_______ per share, of Summit Financial Group, Inc. ("Summit") in exchange for shares of common stock, par value $______ per share, of Potomac ("Potomac").

            I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of South Branch and Potomac Stock, to the extent I felt necessary, with my counsel or counsel for Potomac.

            I represent, warrant and covenant with and to Summit that in the event I receive any Summit Stock as a result of the Merger:

            1. I shall not make any sale, transfer, or other disposition of such Summit Financial Group, Inc. Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Summit, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

            2. I understand that Summit is under no obligation to register the sale, transfer or other disposition of shares of Summit Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

Potomac Valley Bank
Summit Financial Group, Inc.
________________, 1999
Page 2


            3. I understand that stop transfer instructions will be given to Summit's transfer agent with respect to shares of Summit Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated __, 199_, between the registered holder hereof and Summit, a copy of which agreement is on file at the principal offices of Summit. This legend shall become null and void on and after ______ _________, [two years after the Effective Time.]"

            4. I understand that, unless transfer by me of the Summit Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Summit reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933. This legend shall become null and void on and after _____________ [two years after the effective time]."

            It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Summit (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Summit, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to Summit that the Summit Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

            I further represent, warrant and covenant with and to Summit that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Potomac Stock or South Branch Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to effective date of the Merger and ending at such time as Summit notifies me that results covering at least 30 days of combined operations of Potomac and Summit after the Merger have been published by Summit. I understand that Summit is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

            I further understand and agree that this letter agreement shall apply to all shares of Potomac Stock and Summit Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

Potomac Valley Bank
Summit Financial Group, Inc.
________________, 1999
Page 3

            I also understand that the Merger is intended to be treated as a "pooling of Interests" for accounting purposes, and I agree that if Potomac or Summit advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Potomac Stock or Summit Stock in order for Summit to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                    Very truly yours,


                                    By__________________________
                                      Name:


Accepted this ____ day of _______________, 1999.


Potomac Valley Bank


By________________________
  Name:
  Title:


Summit Financial Group, Inc.


By________________________
  Name:
  Title:




GBB.GBB.0051269

                                                                       EXHIBIT B

                      FORM OF SUMMIT FINANCIAL GROUP, INC.


                                                              ____________, 1999

Summit Financial Group, Inc.
310 North Main Street
P. O. Box 680
Moorefield, West Virginia 26836
Attention:  H. Charles Maddy, III

Ladies and Gentlemen:

            I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of South Branch Valley Bancorp, Inc., a West Virginia corporation ("South Branch"), as that term is defined in the Securities and Exchange Commission's Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of ________ __, 1999 (the "Merger Agreement"), by and between South Branch and Potomac Valley Bank, a West Virginia corporation ("Potomac"), wholly-owned subsidiary of South Branch (the "Merger"), will merge with and into Potomac, and that the Merger is intended to be accounted for under the "pooling-of-interests" accounting method.

            I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of common stock of South Branch and Potomac, to the extent I felt necessary, with my counsel or counsel for Summit.

            I hereby represent, warrant and covenant with and to Summit that:

            1. I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of common stock of Potomac or Summit (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as Summit notifies me that results covering at least 30 days of combined operations of Potomac and Summit after the Merger have been published by Summit. I understand that Summit is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

2. I further understand and agree that this letter agreement shall apply to all shares of common stock of Potomac and Summit that I am deemed to beneficially own pursuant to applicable federal securities laws.

Summit Financial Group, Inc.
________________, 1999
Page 2

            3. If Summit advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of common stock of Potomac or Summit in order for Summit to be entitled to use the "pooling-of-interests" accounting method, I will abide by such restrictions.

                                    Very truly yours,


                                    By__________________________
                                      Name:


Accepted this ____ day of _______________, 1999.

Summit Financial Group, Inc.


By________________________
Name:
Title:

                                                                         ANNEX A

                 FORM OF SUPPLEMENT FOR MERGER SUB ACCESSION
                               TO MERGER AGREEMENT



            SUPPLEMENT, dated as of the _______ day of ___________, 1999 (this "Supplement"), to the Agreement and Plan of Merger, dated as of ________________, 1999 (as amended from time to time in accordance with the terms thereof, the "Merger Agreement"), by and between South Branch Valley Bancorp, Inc. ("South Branch") and Potomac Valley Bank ("Potomac") .

            WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Merger Agreement; and

            WHEREAS, pursuant to Section 2.01 of the Merger Agreement, South Branch has determined to consummate the Merger in part through the merger of Merger Sub with and into Potomac.

            NOW, THEREFORE, by its execution of this Supplement, as of the date hereof, the undersigned (i) adopts and becomes a party to the Merger Agreement, as required by Section 2.01 thereof and (ii) agrees to perform all its obligations and agreements set forth therein.

            IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.


                                          [INSERT NAME OF MERGER SUB]


                                          By:________________________________
                                             Name:
                                             Title: